UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 15, 2024

Date of Report (Date of earliest event reported)

AIMEI HEALTH TECHNOLOGY CO., LTD

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41880	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd Street, Suite 3001 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +34 678 035200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	AFJK	The Nasdaq Stock Market LLC
Rights	AFJKR	The Nasdaq Stock Market LLC
Units	AFJKU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On April 15, 2024, Juan Fernandez Pascual tendered to the board of directors of Aimei Health Technology Co., Ltd. (the “Company”) his resignation, effective as of that date, as Chief Executive Officer, Secretary and a director of the Company.

On April 19, 2024, the board of directors of the Company appointed Mr. Junheng Xie as the Chief Executive Officer, Secretary and a director of the Company with effect from April 15, 2024. Mr. Xie, 35, is the CEO of Hangzhou Aiwoba Network Technology Co., Ltd., a health and wellness enterprise integrating medical moxibustion, Internet of Things, artificial intelligence and shared technology. Mr. Xie has held that position since April 2017. In his role as CEO, he is responsible for the management of the company, including developing business plans and policies, overseeing shareholder and director meetings, supervising product development, sales and marketing, reviewing company financial statements, and executing contracts. Since June of 2014 Mr. Xie has also been the founder of Hangzhou Junlin Health Management Consulting Co., Ltd, a company that offers a health moxibustion service platform with web-based and mobile applications. In his role as founder he manages the daily operations of the company, including setting the company’s mission and vision, raisings funds, developing strategies and recruiting and overseeing management teams.

Mr. Xie received his diploma from the Zhejiang Vocational College of Art in Hangzhou, China, in 2008. The Company believes that Mr. Xie is qualified to serve on its board of directors due to his experience in managing an operating company as its CEO, as well as his experience in developing business plans and policies, raising capital, and reviewing company financial statements.

No family relationships exist between Mr. Xie and any other director or executive officer of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Xie has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Xie will enter into indemnification agreement with the Company, which will be substantially similar to the indemnification agreements entered into by the other officers and directors in connection with the Company’s initial public offering, a form of which was filed with the SEC on July 21, 2023 as Exhibit 10.4 to the Company’s registration statement on Form S-1/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMEI HEALTH TECHNOLOGY CO., LTD

By:	/s/ Heung Ming Wong
Name:	Heung Ming Wong
Title:	Chief Financial Officer

Dated: April 19, 2024